Exhibit 10.4

Guaranty and Suretyship
Agreement

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”) is made and entered into as of this 22nd day of September, 2014, by INTEGRATED BIOPHARMA,  INC. (the “Guarantor”), with an address at 225 Long Ave., Hillside, NJ 07205, in consideration of the extension of credit by PNC EQUIPMENT FINANCE, LLC (“PNCEF”), with an address at 995 Dalton Ave, Cincinnati, Ohio 45203, to INB:MANHATTAN DRUG COMPANY, INC.  (the “Obligor”), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1.	Guaranty of Obligations.

(a)           The Guarantor hereby unconditionally guarantees, as a primary obligor, and becomes surety for, (i) the prompt payment and performance of the Obligations and (ii) the prompt payment of all costs and expenses of PNCEF (including reasonable attorneys’ fees and expenses) incurred in the documentation, negotiation, modification, enforcement, collection and otherwise in connection with the Obligations (collectively, the “Guaranteed Obligations”).  As used herein, “Obligations” means all loans, leases, advances, debts, liabilities, obligations, covenants and duties owing by the Obligor to PNCEF or to any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., of any kind or nature, present or future (including any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to the Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, whether or not (i) evidenced by any note, guaranty or other instrument, (ii) arising under any agreement, instrument or document, (iii) for the payment of money, (iv) arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, (v) under any interest or currency swap, future, option or other interest rate protection or similar agreement, (vi) under or by reason of any foreign currency transaction, forward, option or other similar transaction providing for the purchase of one currency in exchange for the sale of another currency, or in any other manner, (vii) arising out of overdrafts on deposit or other accounts or out of electronic funds transfers (whether by wire transfer or through automated clearing houses or otherwise) or out of the return unpaid of, or other failure of PNCEF to receive final payment for, any check, item, instrument, payment order or other deposit or credit to a deposit or other account, or out of PNCEF's non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository or other similar arrangements, or (viii) arising from any amendments, extensions, renewals and increases of or to any of the foregoing.

(b)           Notwithstanding anything to the contrary contained herein, the definition of “Obligations” shall specifically exclude any and all Excluded Swap Obligations.  The foregoing limitation of the definition of Obligations shall only be deemed applicable to the obligations of the Guarantor (or solely any particular Guarantor(s) if there is more than one Guarantor) under the particular Swap (or Swaps), or, if arising under a master agreement governing more than one Swap, the portion thereof, that constitute Excluded Swap Obligations.  As used herein, (i) “Excluded Swap Obligations” means, with respect to each Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap if, and to the extent that, all or any portion of this Guaranty that relates to the obligations under such Swap is or becomes illegal as to such Guarantor under the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute (the “CEA”), or any rule, regulation, or order of the Commodity Futures Trading Commission (the “CFTC”), by virtue of such Guarantor’s failure for any reason to qualify as an “eligible contract participant” (as defined in the CEA and regulations promulgated thereunder) on the Eligibility Date for such Swap; (ii) “Eligibility Date” means the date on which this Guaranty becomes effective with respect to the particular Swap (for the avoidance of doubt, the Eligibility Date shall be the date of the execution of the particular Swap if this Guaranty is then in effect, and otherwise it shall be the date of execution and delivery of this Guaranty); and (iii) “Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder between the Borrower and PNC Bank, National Association other than (A) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (B) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

(c)           If the Borrower defaults under any Obligations, the Guarantor will pay the Guaranteed Obligations due to PNCEF.

2.           Nature of Guaranty; Waivers.  This is a guaranty of payment and performance, and not merely of collection and PNCEF shall not be required or obligated, as a condition of the Guarantor's liability, to make any demand upon or to pursue any of its rights against the Obligor, or to pursue any rights which may be available to it with respect to any other person who may be liable for the payment of the Obligations.

This is an absolute, unconditional, irrevocable and continuing guaranty and will remain in full force and effect until all of the Obligations have been indefeasibly paid in full, and PNCEF has terminated this Guaranty.  This Guaranty will remain in full force and effect even if there is no principal balance outstanding under the Obligations at a particular time or from time to time.  This Guaranty will not be affected by any surrender, exchange, acceptance, compromise or release by PNCEF of any other party, or any other guaranty or any security held by it for any of the Obligations, by any failure of PNCEF to take any steps to perfect or maintain its lien or security interest in or to preserve its rights to any security or other collateral for any of the Obligations or any guaranty, or by any irregularity, unenforceability or invalidity of any of the Obligations or any part thereof or any security or other guaranty thereof.  The Guarantor's obligations hereunder shall not be affected, modified or impaired by any counterclaim, set-off, recoupment, deduction or defense based upon any claim the Guarantor may have (directly or indirectly) against the Obligor or PNCEF, except payment or performance of the Obligations.

Notice of acceptance of this Guaranty, notice of extensions of credit to the Obligor from time to time, notice of default, diligence, presentment, notice of dishonor, protest, demand for payment, and any defense based upon PNCEF's failure to comply with the notice requirements under Sections 9-611 and 9-612 of the Uniform Commercial Code as in effect from time to time are hereby waived.  The Guarantor waives all defenses based on suretyship or impairment of collateral.

PNCEF at any time and from time to time, without notice to or the consent of the Guarantor, and without impairing or releasing, discharging or modifying the Guarantor's liabilities hereunder, may (a) change the manner, place, time or terms of payment or performance of or interest rates on, or other terms relating to, any of the Obligations; (b) renew, substitute, modify, amend or alter, or grant consents or waivers relating to any of the Obligations, any other guaranties, or any security for any Obligations or guaranties; (c) apply any and all payments by whomever paid or however realized including any proceeds of any collateral, to any Obligations of the Obligor in such order, manner and amount as PNCEF may determine in its sole discretion; (d) settle, compromise or deal with any other person, including the Obligor or the Guarantor, with respect to any Obligations in such manner as PNCEF deems appropriate in its sole discretion; (e) substitute, exchange or release any security or guaranty; or (f) take such actions and exercise such remedies hereunder as provided herein.

3.           Repayments or Recovery from PNCEF.  If any demand is made at any time upon PNCEF for the repayment or recovery of any amount received by it in payment or on account of any of the Obligations and if PNCEF repays all or any part of such amount by reason of any judgment, decree or order of any court or administrative body or by reason of any settlement or compromise of any such demand, the Guarantor will be and remain liable hereunder for the amount so repaid or recovered to the same extent as if such amount had never been received originally by PNCEF.  The provisions of this section will be and remain effective notwithstanding any contrary action which may have been taken by the Guarantor in reliance upon such payment, and any such contrary action so taken will be without prejudice to PNCEF's rights hereunder and will be deemed to have been conditioned upon such payment having become final and irrevocable.

4.           Financial Statements.  Unless compliance is waived in writing by PNCEF or until all of the Obligations have been paid in full, the Guarantor will promptly submit to PNCEF such information relating to the Guarantor’s affairs (including but not limited to annual financial statements and tax returns for the Guarantor) or any security for the Guaranty as PNCEF may reasonably request.

5.           Enforceability of Obligations.  No modification, limitation or discharge of the Obligations arising out of or by virtue of any bankruptcy, reorganization or similar proceeding for relief of debtors under federal or state law will affect, modify, limit or discharge the Guarantor's liability in any manner whatsoever and this Guaranty will remain and continue in full force and effect and will be enforceable against the Guarantor to the same extent and with the same force and effect as if any such proceeding had not been instituted.  The Guarantor waives all rights and benefits which might accrue to it by reason of any such proceeding and will be liable to the full extent hereunder, irrespective of any modification, limitation or discharge of the liability of the Obligor that may result from any such proceeding.

6.           Events of Default.  The occurrence of any of the following shall be an “Event of Default”:  (i) any Event of Default (as defined in any of the Obligations); (ii) any default under any of the Obligations that does not have a defined set of “Events of Default” and the lapse of any notice or cure period provided in such Obligations with respect to such default; (iii) demand by PNCEF under any of the Obligations that have a demand feature; (iv) the Guarantor’s failure to perform any of its obligations hereunder; (v) the falsity, inaccuracy or material breach by the Guarantor of any written warranty, representation or statement made or furnished to PNCEF by or on behalf of the Guarantor; or (vi) the termination or attempted termination of this Guaranty.  Upon the occurrence of any Event of Default, (a) the Guarantor shall pay to PNCEF the amount of the Guaranteed Obligations; or (b) on demand of PNCEF, the Guarantor shall immediately deposit with PNCEF, in U.S. dollars, all amounts due or to become due under the Guaranteed Obligations, and PNCEF may at any time use such funds to repay the Guaranteed Obligations; or (c) PNCEF in its discretion may exercise with respect to any collateral any one or more of the rights and remedies provided a secured party under the applicable version of the Uniform Commercial Code; or (d) PNCEF in its discretion may exercise from time to time any other rights and remedies available to it at law, in equity or otherwise.

7.           Right of Setoff.  In addition to all liens upon and rights of setoff against the Guarantor’s money, securities or other property given to PNCEF by law, PNCEF shall have, with respect to the Guarantor's obligations to PNCEF under this Guaranty and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Guarantor hereby grants PNCEF a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to PNCEF all of the Guarantor's right, title and interest in and to, all of the Guarantor’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, PNCEF or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts.  Every such security interest and right of setoff may be exercised without demand upon or notice to the Guarantor.  Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of PNCEF, although PNCEF may enter such setoff on its books and records at a later time.

8.           Collateral.  This Guaranty is secured by the property described in any collateral security documents which the Guarantor executes and delivers to PNCEF and by such other collateral as previously may have been or may in the future be granted to PNCEF to secure any obligations of the Guarantor to PNCEF.

9.           Costs.  To the extent that PNCEF incurs any costs or expenses in protecting or enforcing its rights under the Obligations or this Guaranty, including reasonable attorneys' fees and the costs and expenses of litigation, such costs and expenses will be due on demand, will be included in the Guaranteed Obligations and will bear interest from the incurring or payment thereof at the Default Rate (as defined in any of the Obligations).

10.           Postponement of Subrogation.  Until the Obligations are indefeasibly paid in full, expire, are terminated and are not subject to any right of revocation or rescission, the Guarantor postpones and subordinates in favor of PNCEF or its designee (and any assignee or potential assignee) any and all rights which the Guarantor may have to (a) assert any claim whatsoever against the Obligor based on subrogation, exoneration, reimbursement, or indemnity or any right of recourse to security for the Obligations with respect to payments made hereunder, and (b) any realization on any property of the Obligor, including participation in any marshalling of the Obligor's assets.

11.           Power to Confess Judgment.  The Guarantor hereby empowers any attorney of any court of record, after the occurrence of any Event of Default hereunder, to appear for the Guarantor and, with or without complaint filed, confess judgment, or a series of judgments, against the Guarantor in favor of PNCEF or any holder hereof for the amount of the Guaranteed Obligations and an attorney's commission of the greater of 10% of such principal and interest or $1,000 added as a reasonable attorney's fee, and for doing so, this Guaranty or a copy verified by affidavit shall be a sufficient warrant.  The Guarantor hereby forever waives and releases all errors in said proceedings and all rights of appeal and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted.

No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as PNCEF shall elect until such time as PNCEF shall have received payment in full of the Guaranteed Obligations and costs.  Notwithstanding the attorney’s commission provided for in the preceding paragraph (which is included in the warrant for purposes of establishing a sum certain), the amount of attorneys’ fees that PNCEF may recover from the Guarantor shall not exceed the actual attorneys’ fees incurred by PNCEF.

12.           Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing and will be effective upon receipt.  Notices may be given in any manner to which PNCEF and the Guarantor may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices.  Regardless of the manner in which provided, Notices may be sent to  addresses for PNCEF and the Guarantor as set forth above or to such other address as either may give to the other  for such purpose in accordance with this section.

13.           Preservation of Rights.  No delay or omission on PNCEF's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will PNCEF's action or inaction impair any such right or power.  PNCEF's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which PNCEF may have under other agreements, at law or in equity.  PNCEF may proceed in any order against the Obligor, the Guarantor or any other obligor of, or any collateral securing, the Obligations.

14.           Illegality.  If any provision contained in this Guaranty should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Guaranty.

15.           Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by the Guarantor from, any provision of this Guaranty will be effective unless made in a writing signed by PNCEF, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Notwithstanding the foregoing, PNCEF may modify this Guaranty for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that PNCEF shall send a copy of any such modification to the Guarantor (which notice may be given by electronic mail).  No notice to or demand on the Guarantor will entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstance.

16.           Entire Agreement.  This Guaranty (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the Guarantor and PNCEF with respect to the subject matter hereof; provided, however, that this Guaranty is in addition to, and not in substitution for, any other guarantees from the Guarantor to PNCEF.

17.           Successors and Assigns.  This Guaranty will be binding upon and inure to the benefit of the Guarantor and PNCEF and their respective heirs, executors, administrators, successors and assigns; provided, however, that the Guarantor may not assign this Guaranty in whole or in part without PNCEF's prior written consent and PNCEF at any time may assign this Guaranty in whole or in part.

18.           Interpretation.  In this Guaranty, unless PNCEF and the Guarantor otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word “or” shall be deemed to include “and/or”, the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; and references to sections or exhibits are to those of this Guaranty.  Section headings in this Guaranty are included for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose.  If this Guaranty is executed by more than one party as Guarantor, the obligations of such persons or entities will be joint and several.

19.           Anti-Money Laundering/International Trade Law Compliance.  The Guarantor represents and warrants to PNCEF, as of the date of this Guaranty, as of the date of each disbursement of loan proceeds, as of the date of any renewal, extension or modification of any loan, and at all times any Obligations exist that:  (A) no Guarantor (i) is listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejections of transactions) under any order or directive of any Compliance Authority; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Person or Sanctioned Country in violation of any law or regulation enforced by any Compliance Authority; (B) the proceeds of any loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Country; and (C) each Guarantor is in compliance with, and no Guarantor engages in any dealings or transactions prohibited by, any laws of the United States including the USA Patriot Act, the Trading with the Enemy Act, or the U.S. Foreign Corrupt Practices Act of 1977, all as amended, supplemented or replaced from time to time.  As used herein: “Compliance Authority” means each and all of the (a) U.S. Department of the Treasury’s Office of Foreign Asset Control; (b) U.S. Treasury Department/Financial Crimes Enforcement Network; (c) U.S. State Department/Directorate of Defense Trade Controls; (d) U.S. Commerce Department/Bureau of Industry and Security; (e) U.S. Internal Revenue Service; (f) U.S. Justice Department; and (g) U.S. Securities and Exchange Commission.  “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority.  “Sanctioned Person” means any individual person, a group, regime, entity or thing subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.

20.           Indemnity.  The Guarantor agrees to indemnify each of PNCEF, each legal entity, if any, who controls, is controlled by or is under common control with PNCEF and each of their respective directors, officers and employees (the “Indemnified Parties”), and to defend and hold each Indemnified Party harmless from and against, any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation  and preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Guarantor), in connection with or arising out of or relating to the matters referred to in this Guaranty, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Guarantor, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct.  The indemnity agreement contained in this Section shall survive the termination of this Guaranty and assignment of any rights hereunder.  The Guarantor may participate at its expense in the defense of any such claim.

21.           Governing Law and Jurisdiction.  This Guaranty has been delivered to and accepted by PNCEF and will be deemed to be made in the State of Delaware (the “State”).  This Guaranty will be interpreted and the rights and liabilities of PNCEF and the Guarantor determined in accordance with the laws of the State, excluding its conflict of laws rules.  The Guarantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district of the State; provided that nothing contained in this Guaranty will prevent PNCEF from bringing any action, enforcing any award or judgment or exercising any rights against the Guarantor individually, against any security or against any property of the Guarantor within any other county, state or other foreign or domestic jurisdiction.  The Guarantor acknowledges and agrees that the venue provided above is the most convenient forum for both PNCEF and the Guarantor.  The Guarantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Guaranty.

22.           Limitation of Personal Liability.  Notwithstanding anything contained herein to the contrary, it is agreed that, unless an exception to the requirements of Regulation B of the Board of Governors of the Federal Reserve System applies in connection with the extension of the Obligations and the execution of this Guaranty, the spouse who is deemed not to be the applicant for purposes of such regulation shall not be personally liable under this Guaranty, provided that this provision will not limit PNCEF’s right to obtain such judgment, order or other relief against such individual as may be necessary for PNCEF to exercise all of its rights and remedies with respect to assets held jointly as of the date of the Guarantor's most recent financial statement delivered prior to the date hereof or thereafter acquired.

23.           Equal Credit Opportunity Act.  If the Guarantor is not an “applicant for credit” under Section 202.2 (e) of the Equal Credit Opportunity Act of 1974 (“ECOA”), the Guarantor acknowledges that (i) this Guaranty has been executed to provide credit support for the Obligations, and (ii) the Guarantor was not required to execute this Guaranty in violation of Section 202.7(d) of the ECOA.

24.           Authorization to Obtain Credit Reports.  By signing below, each Guarantor who is an individual provides written authorization to PNCEF or its designee (and any assignee or potential assignee) to obtain the Guarantor’s personal credit profile from one or more national credit bureaus.  Such authorization shall extend to obtaining a credit profile in considering this Guaranty and subsequently for the purposes of update, renewal or extension of such credit or additional credit and for reviewing or collecting the resulting account.

25.           Waiver of Jury Trial.  The Guarantor irrevocably waives any and all right the Guarantor may have to a trial by jury in any action, proceeding or claim of any nature relating to this Guaranty, any documents executed in connection with this Guaranty or any transaction contemplated in any of such documents.  The Guarantor acknowledges that the foregoing waiver is knowing and voluntary.

The Guarantor acknowledges that it has read and understood all the provisions of this Guaranty, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

WITNESS / ATTEST: /s/ Christina Kay Print Name: Christina Kay Title: Executive Vice President (Include title only if an officer of entity signing to the right)	INTEGRATED BIOPHARMA, INC. By: /s/ E. Gerald Kay (SEAL) Print Name: E. Gerald Kay Title: Chief Executive Officer and President

Disclosure for Confession of Judgment
(GUARANTOR)

Undersigned:                        INTEGRATED BIOPHARMA,  INC.
                                                225 Long Avenue
                                                Hillside, NJ 07205

Lender:                                 PNC Equipment Finance, LLC
                                               995 Dalton Avenue
                                               Cincinnati, OH 45203

The undersigned has executed, and/or is executing, on or about the date hereof, a Guaranty and Suretyship Agreement, in respect of the obligations owed to Lender by INB:MANHATTAN DRUG COMPANY, INC., under which the undersigned is obligated to repay monies to Lender.

A.           The undersigned acknowledges and agrees that the above document contains provisions under which Lender may enter judgment by confession against the undersigned.  Being fully aware of its rights to prior notice and a hearing on the validity of any judgment or other claims that may be asserted against it by Lender thereunder before judgment is entered, the undersigned hereby freely, knowingly and intelligently waives these rights and expressly agrees and consents to Lender’s entering judgment against it by confession pursuant to the terms thereof.

B.           The undersigned also acknowledges and agrees that the above document contains provisions under which Lender may, after entry of judgment and without either notice or a hearing, foreclose upon, attach, levy, take possession of or otherwise seize property of the undersigned in full or partial payment of the judgment.  Being fully aware of its rights after judgment is entered (including the right to move to open or strike the judgment), the undersigned hereby freely, knowingly and intelligently waives its rights to notice and a hearing and expressly agrees and consents to Lender’s taking such actions as may be permitted under applicable state and federal law without prior notice to the undersigned.

C.
The undersigned certifies that a representative of Lender specifically called the confession of judgment provisions in the above document to the attention of the undersigned, and/or that the undersigned was represented by legal counsel in connection with the above document.

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D.           The undersigned hereby certifies:  that its annual income exceeds $10,000; that all references to “the undersigned” above refer to all persons and entities signing below; and that the undersigned received a copy hereof at the time of signing.

Dated:____________ , 2014	INTEGRATED BIOPHARMA, INC. By:____________________________________ (SEAL) Print Name:_____________________________ Title:__________________________________